EXHIBIT 99.1

For Immediate Release
CONTACT: Thomas J. Bellgraph, Vice President/CFO
Hastings Manufacturing Co. - (616) 945-2491
or
Brian Edwards, Ryan McGrath (mail@lambert-edwards.com)
Lambert, Edwards & Associates - (616) 233-0500

Hastings' Canadian Unit Agrees to Acquire Toronto Engine-Products Distributor
Hastings, Inc. will expand its Canadian presence with acquisition of Ertel Manufacturing Corp.

HASTINGS, Mich., February 12, 2003 -Hastings Manufacturing Co. (AMEX: HMF) today announced its Canadian subsidiary has signed a definitive agreement to purchase Toronto-based Ertel Manufacturing Corp. of Canada, Ltd., a leading distributor of internal engine components throughout Canada's provinces.

The Hastings, Mich.-based piston ring manufacturer and engine-products specialist said the acquisition would allow its Barrie, Ontario-based Hastings Inc. unit to increase market share and significantly expand its Canadian presence. On completion of the transaction, the company will sell a full range of internal engine components, including piston rings, pistons, gaskets, bearings, camshafts and other parts. The combined company will be headed by Robert W. Weatherston, president of Hastings Inc.

Hastings said the transaction, which remains subject to certain contingencies, is expected to close in mid-March. Terms were not disclosed.

Privately held Ertel Manufacturing, which posted sales of $16.7 million (U.S.) in 2002, distributes a full line of internal engine parts through 13 distribution centers located throughout Canada. Ertel Manufacturing distributes a number of high-quality brands, including its own Engine Parts One brand, to top professional engine rebuilders, parts warehouses, specialty retailers and original equipment manufacturers.

"The combination of Hastings and Ertel will provide a winning mix for customers, suppliers and employees of both companies," said Mark R.S. Johnson, Hastings chairman and CEO. "Immediately, it will enable us to improve our service and expand the number of products we can offer to customers throughout Canada. Additionally, the transaction provides us opportunities to marry the complementary resources of both companies -- particularly Hastings' operational excellence and financial strength and Ertel's market presence and distribution expertise."

Hastings said the transaction is another step in its effort to become a global supplier of engine products. Known best as a manufacturer of high-quality piston rings, the 85-year-old company has significantly expanded the portfolio of engine components it sells in recent years through alliances.

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Hastings initiated the growth strategy in 1999, when the Hastings Canada subsidiary created a Distribution, Administration and Sales (DAS) program to sell an entire complement of engine components, including piston rings, pistons, camshafts, valves and related parts to the Canadian aftermarket. Over the last four years, Hastings has formed alliances to market and distribute other engine components in North America and throughout the world.

"Hastings' growth in Canada as a full-line supplier of engine components makes this an attractive opportunity for Ertel's customers, suppliers and employees," said Jeffrey Scott, president of Ertel Manufacturing. "As a company, Hastings is committed to providing the investment and resources necessary to maximize the opportunities that exist in the engine niche of the Canadian aftermarket."

About Ertel Manufacturing Corp of Canada Ltd.
Ertel Manufacturing Corp. is a leading supplier of internal engine components, including the Engine Parts One, Clevite, and Victor-Reinz brands. Ertel, which operates 13 distribution centers throughout Canada, has won the prestigious ERI Supplier of the Year award for eight consecutive years and serves as the authorized supplier of internal engine components to leading professional engine rebuilders, parts warehouses, specialty retailers and related businesses.

About Hastings Manufacturing Co.
Hastings Manufacturing Co. serves the automotive parts market with a complete line of internal engine products including piston rings sold under the HASTINGS® brand name; pistons sold under the Zollner® brand; and gaskets, import pistons, engine bearings and a variety of other engine components sold under the ACL® brand. Hastings also markets engine additives sold under the CASITE™ brand through The Casite Company, a joint venture that markets both directly and through independent representatives. Canadian distribution of all products is handled through a wholly owned subsidiary, Hastings, Inc. located in Barrie, Ontario. During 1999, Hastings began to distribute and administer products for other U.S.-based suppliers in the Canadian market. These products complement the current piston ring offerings as to both distribution channels and customer base.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements under securities laws. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices.

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